                                                            Exhibit No. EX-99.h4

                                    FORM OF

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

February 21, 2006

Delaware Group Adviser Funds
2005 Market Street
Philadelphia, PA 19103

          Re: Expense Limitations

Ladies and Gentlemen:

          By our execution of this letter agreement (the "Agreement"), intending to be legally  bound hereby,  Delaware  Distributors,  L.P. (the  "Distributor")
agrees that in order to improve the  performance  of certain  portfolios  in the
Delaware  Group Adviser  Funds,  which is comprised of the Delaware U.S.  Growth
Fund  and  Delaware  Diversified  Income  Fund  (together,   the  "Funds"),  the
Distributor shall, from March 1, 2006 through February 28, 2007, waive a portion of the Rule  12b-1  (distribution)  fees for Class A Shares  and Class R Shares, respectively,  so that such Rule 12b-1 (distribution) fees for the Funds will be capped at the following rates:

Fund                                    Class A Shares          Class R Shares

Delaware U.S. Growth Fund                   0.30%                   0.50%
Delaware Diversified Income Fund            0.25%                   0.50%

          The Distributor  acknowledges that it shall not be entitled to collect on or make a claim for waived fees at any time in the future.

                                      Delaware Distributors, L.P.

                                      By: _________________________
                                          Name:
                                          Title:
                                          Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Adviser Funds

By: _________________________
    Name:
    Title:
    Date: